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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[ X ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            JAG MEDIA HOLDINGS, INC.
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                (Name of Registrant as Specified in its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required.

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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            computed pursuant to Exchange Act Rule 0-11 (Set forth the
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[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

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         1) Amount previously paid:

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CONTACT:
Stephen J. Schoepfer, President & COO
JAG Media Holdings, Inc.
(888) 828-4174
steve@jagnotes.com

                       JAG MEDIA HOLDINGS, INC. ANNOUNCES
                      FILING OF PRELIMINARY PROXY STATEMENT

       PROXY STATEMENT CONTAINS PROPOSAL TO REMOVE "CUSTODY ONLY" TRADING

BOCA RATON, FL, DECEMBER 27, 2004 - JAG Media Holdings, Inc. (OTC PINK SHEETS:
JAGH) announced today that it has filed a Preliminary Proxy Statement in connection with its annual meeting of its stockholders, which, in addition to including routine proposals for the election of directors and auditors for the current fiscal year, also includes a proposal to remove "custody only" trading. At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon an amendment and restatement of Article Fourth of the Company's Articles of Incorporation, which, if approved, will remove "custody only" trading of the shares of the Company's common stock in order to allow its transfer agent to comply with the recent adoption by the Securities and Exchange Commission (the "SEC") of Rule 17Ad-20 under the Securities Act of 1934, as amended (the "Act").

Rule 17Ad-20 under the Act, which will become effective on March 7, 2005, prohibits registered transfer agents from effecting any transfer of any equity security registered under Section 12 or any equity security that subjects an issuer to reporting under Section 15(d) of the Act if such security is subject to any restriction or prohibition on transfer to or from a securities intermediary, such as clearing agencies, banks, or broker-dealers. Under this new SEC rule, our transfer agent will not be permitted to effect transfers of our shares of common stock so long as shares of our common stock are subject to "custody only" trading. Given the size of our Company and the trading volume in our securities, we do not believe it would be practical for us to serve as our own transfer agent. Even if we were able to act as our own transfer agent, Rule 17Ad-20 might still prohibit us from effecting transfers while our shares are subject to "custody only" trading. If the stockholders approve the Amended and Restated Articles, the Board of Directors will amend the Company's bylaws to remove the provisions relating to "custody only" trading. The Board of Directors unanimously recommends that stockholders approve the Amended and Restated Articles, which would remove the provisions relating to "custody only" trading of the shares of common stock.

January 7, 2005 has been set as the "record date" for the annual meeting. Accordingly, in order to be eligible to vote for the proposals at the annual meeting, you must be a registered holder of the Company's common stock as of the record date. Stockholders are reminded that any shares of Class A common stock and/or Series 1 Class B common stock that have not been exchanged for the Company's new common stock as of the record date will not be eligible to vote at the annual meeting. Accordingly, it is recommended that holders of Class A common stock and/or Series 1 Class B common stock exchange such shares for the new common stock prior to the January 7, 2005 record date. There are approximately 2,390,518 shares of Class A common stock and 341,083 shares of Series 1 Class B common stock currently outstanding, which would not be eligible to vote at the annual meeting unless they are exchanged for the Company's new common stock prior to the "record date." In addition, approximately 147,777 shares of old JagNotes.com Inc. common stock, which were not exchanged pursuant to the Company's first recapitalization, remain outstanding and are, likewise, not eligible to vote at the annual meeting unless they are exchanged for the Company's new common stock prior to the "record date."


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Since Internet voting will be available to stockholders for the annual meeting, the Company urges all stockholders to avail themselves of Internet voting in order to expedite and streamline the voting process. Instructions regarding Internet voting will be contained in the proxy materials that will be distributed to the record stockholders.


ABOUT JAG MEDIA HOLDINGS, INC.

JAG Media Holdings, Inc. is a provider of Internet-based equities research and financial information that offers its subscribers a variety of stock market research, news, commentary and analysis, including "JAG Notes", the Company's flagship early morning consolidated research product. Through the Company's wholly-owned subsidiary TComm (UK) Limited, the Company also provides various video streaming software solutions for organizations and individuals. The Company's websites are located at www.jagnotes.com, www.tcomm.co.uk and www.tcomm.tv.


Safe Harbor Statement - Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as "Anticipate, "believe," "expect," "future," "may," "will," "should," "plan," "projected," "intend," and similar expressions to identify forward-looking statements. These statements are based on the Company's beliefs and the assumptions it made using information currently available to it. Because these statements reflect the Company's current views concerning future events, these statements involve risks, uncertainties and assumptions. The actual results could differ materially from the results discussed in the forward-looking statements. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Accordingly, reference should be made to the Company's periodic filings with the Securities and Exchange Commission.

Investors should read the proxy statement filed with the Commission because it contains important information. Investors can obtain the documents for free at the Commission's website (www.sec.gov) or from the Company. The Company and certain of its directors and officers may be deemed to be participants in the solicitation of proxies for the annual meeting. Information about the directors and executive officers of the Company and their respective interests in the proposals is available in the proxy statement.

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